SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  February 5, 1998

                                 CAPFILM, INC.
               (Exact name of Registrant as specified in charter)

         Delaware                   0-15478                    22-2617619
(State or other jurisdic-         (Commission                (IRS Employer
 tion of incorporation)           File Number)             Identification No.)

 Greylock Street, Lee, Massachusetts           01238
(Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code (908) 542-7880

________________________________________________________________________________
(Former Address)                              (Zip Code)

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Item 5. Other Events

      Capfilm, Inc. (the "Registrant" or the "Company") announced that it had ceased all operations as of December 31, 1997. As of December 31, 1997 the Registrant owed its parent, Electronic Concepts, Inc. ("ECI") approximately $2,592,000. The Registrant satisfied all outstanding obligations to its employees including regular payroll and vacation benefits as of December 31, 1997. The Registrant also deposited all related payroll taxes. Trade payables to non-affiliated entities as of December 31, 1997 were approximately $376,200. Subsequently, approximately $27,600 have been satisfied. $339,600. remains payable to Bayer A.G. in monthly installments of $30,872. and the remaining $9,000. will be paid in the near future.

      The Registrant expects that ongoing expenses in the form of utilities, insurance, real estate taxes and building surveillance will be approximately $5,000 to $7,000 per month and will be funded by ECI. Annexed to this Current Report as an Exhibit is a Unaudited Balance Sheet as of December 31, 1997.

      The Registrant will attempt to find a buyer for its plant located in Lee, Massachusetts. However, the Registrant has not received any offers for such facility and does not believe that a buyer for the facility will be located in the near future.

Item 7. Financial Statements and Exhibits

      (c) Included as Exhibit 1 hereto is an Unaudited Balance Sheet of the Registrant as of December 31, 1997.


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

                                   Signatures

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  CAPFILM, INC.
                                  (Registrant)


                                  By: /s/ Suellen Anton
                                     -----------------------------
                                     Suellen Anton, Secretary

Dated: February 9, 1998